FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated 19 November 2008 between Doral Energy Corp., a Nevada corporation (“Borrower”), and Macquarie Bank Limited, a Bank incorporated in accordance with the laws of Australia (“Lender”). Capitalized terms used but not defined in this Amendment have the meaning given to them in the Credit Agreement (defined below).

Background

     A. Borrower and Lender have previously entered into a Senior First Lien Secured Credit Agreement dated 29 July 2008 (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”) for the purpose of making available to Borrower a senior, secured term loan on a non-revolving basis.

     B. Borrower and Lender desire to modify certain terms and conditions of the Credit Agreement.

     C. Lender is willing to amend the Credit Agreement pursuant to the terms and conditions of this Amendment.

Agreements

     In consideration of the mutual covenants of Borrower and Lender set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, Borrower and Lender agree as follows:

     1. Modification to Existing Definitions. Article I of the Credit Agreement is modified as follows:

The following new definitions are inserted as follows:

     ““Field Equipment Debt” means any Debt, not to exceed Two Hundred Thousand Dollars ($200,000) in aggregate, in relation to office or field equipment with the prior written consent of Administrative Agent and Lenders, such consent not to be unreasonably withheld or delayed following Borrower’s delivery to the Administrative Agent of a true and complete set of the transaction documents related to the Debt proposed to be incurred by Borrower and the collateral, if any, to be pledged to secure that Debt.

     “Permitted Indebtedness” means (a) any Debt set forth in Schedule 4.12; (b) any Field Equipment Debt; and (c) any other Debt incurred with the prior written consent of Administrative Agent and Lenders.”

2. Amendments.

(a) Section 2.3 of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

   “Section 2.3 Availability and Purposes of Term Loan Advances. Beginning on the Closing Date and continuing through the applicable Availability Termination Date, up to Twenty-Five Million Dollars ($25,000,000) of the Term Loan (“Tranche B”) may be used as follows:

(a) up to Three Million Two Hundred and Sixty Three Thousand Four Hundred and Seven Dollars and Seventy One Cents ($3,263,407.71) of Tranche B (“Tranche B-1”) shall be utilized to pay a portion of the purchase price for the Hanson Properties, for the payment of fees incurred pursuant to this Agreement and for general corporate purposes; and

(b) up to Twenty-One Million Seven Hundred and Thirty Six Thousand Five Hundred and Ninety Two Dollars and Twenty Nine Cents ($21,736,592.29) of Tranche B (“Tranche B 2”) may be used, in Lenders’ sole discretion, (i) to satisfy a Borrowing Base Deficiency, (ii) for the development of the Properties pursuant to the Development Plan or (iii) for the payment of fees incurred pursuant to this Agreement.”

(b) Section 2.6 of the Credit Agreement is amended by adding a new subsection (e) as follows:

      “(e) Unavailability of USD. If, in relation to any proposed Advance, Administrative Agent determines that deposits in USD will not be readily available to Lenders in the relevant interbank market in order to enable Lenders to fund that Advance:

     (i) Administrative Agent will give notice of that fact to the Borrower; and

     (ii) Administrative Agent will not be obliged to make the proposed Advance and any Advance Request, which has been served by Borrower on Administrative Agent will be deemed withdrawn.”

(c) Section 2.8 of the Credit Agreement is amended by adding a new subsection (x) as set out below:

     “(x) If, on or before any date on which an interest rate is to be determined on the basis of the LIBOR Rate for an Advance, and either:

           (a) Administrative Agent determines that, adequate and fair means do not or will not exist for ascertaining the LIBOR Rate applicable to an Interest Period or for whatever reason it will not be possible to determine the LIBOR Rate for the applicable Interest Period or in the applicable amounts; or

 (b) Administrative Agent determines that the LIBOR Rate would not accurately reflect the cost of funding, making or maintaining that Advance for the applicable Interest Period; then,

Administrative Agent shall have the right to give notice of such event to Borrower (a “Market Disruption Notice”), whereupon the obligations of each Lender to make the Advance available to Borrower on the basis of the LIBOR Rate shall be suspended until such time as Administrative Agent gives notice to the Borrower that the circumstances giving rise to such determination as advised under the Market Disruption Notice no longer exist. In circumstances where the Administrative Agent has issued a Market Disruption Notice to the Borrower, any outstanding Advances shall bear interest at such rate as the Administrative Agent shall advise Borrower compensates Lenders for the cost of funding (from any source which Administrative Agent may reasonably select) plus the Applicable Margin, or the Default Rate, if applicable, as set forth in Section 2.8(a) above.”

(d) Section 4.12 of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

     “Section 4.12 Debt. Borrower has no Debt outstanding other than the Obligations and the Permitted Indebtedness.”

(e) Section 7.1 of the Credit Agreement is amended by adding a new subsection (i) as follows:

“(i) Permitted Indebtedness.”

(f) Schedule 4.12 of the Credit Agreement is amended by deleting it in its entirety and replacing it with the Schedule 4.12 annexed to this Amendment.

(g) For the avoidance of all doubt, the modifications to the Credit Agreement described in subsection (c) above are not intended to alter Borrower’s right to elect, with respect to any Advance, to calculate the Contract Rate based on the Prime Rate rather than the LIBOR Rate in accordance with Section 2.8 of the Credit Agreement.

     3. Consent to Certain Field Equipment Debt. The Administrative Agent and each of the Lenders consents to Borrower incurring Field Equipment Debt of up to $42,607.20 in connection with the acquisition of a modular field office building to be situated on the Properties at 11387 Lovington Highway, Artesia, New Mexico 88210. Borrower agrees that the modular field office building described in the previous sentence constitutes “Equipment” as that term is used in the definition of “Permitted Encumbrances.”

4. Conditions to Effectiveness of This Amendment. Notwithstanding the other conditions to the making of any Advance under Article IX of the Credit Agreement, the following additional conditions apply to the making of any additional Advances under the Credit Agreement:

     (a) Borrower will execute and deliver (or cause to be executed and delivered, as applicable) to Lender the following documents, each in form and substance acceptable to Lender:

(i) this Amendment; and

(ii) any other document necessary or convenient in the opinion of Lender or its counsel to give effect to the modifications to the Credit Agreement contemplated by this Amendment.

5. Reaffirmation of Representations and Warranties; Etc. Borrower, to induce Lender to enter into this Amendment, hereby reaffirms, as of the date hereof (except to the extent the previous representations and warranties speak as to a certain date), its representations and warranties contained in Article IV of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

     (a) The execution and delivery of this Amendment and the performance by Borrower of its obligations under this Amendment is within Borrower’s power, have been duly authorized by all necessary company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with (i) any provision of law, (ii) any of the Borrower’s respective Charter Documents, or (iii) any agreement binding upon Borrower or any of its Properties.

     (b) This Amendment represents the legal, valid and binding obligations of Borrower enforceable against it in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

6. Ratification of Liens and Security Interests. Borrower hereby acknowledges and ratifies the existence and priority of the Liens granted by Borrower in favor of Lender in and to the Collateral and represent, warrant and covenant that such liens and security interests are valid, existing and in full force and effect.

7. Miscellaneous. This Amendment supersedes all prior agreements (written or oral) between Borrower and Lender with regard to the subject matters hereof. This Amendment is a Loan Document. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement as amended by this Agreement and any other Loan Document, the terms of the Credit Agreement will control and the other document will be deemed to be amended to conform to the terms of the Credit

Agreement. All references to the Credit Agreement will refer to the Credit Agreement as amended by this Amendment. Borrower agrees that all Loan Documents to which either of them is a party (whether as an original signatory or by assumption of the Obligations) remain in full force and effect and continue to evidence its legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment or are amended in connection with this Amendment). Borrower releases Lender from any liability for actions or failures to act in connection with the Loan Documents prior to the date of this Amendment. Any course of dealing among Borrower or Lender or any other Person will not be deemed to have altered or amended the Credit Agreement or affected either Borrower’s or Lender’s right to enforce the Credit Agreement as written. This Amendment will be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

8. Form. Each agreement, document, instrument or other writing to be furnished Lender under any provision of this instrument must be in form and substance satisfactory to Lender and its counsel.

9. Multiple Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Borrower and Lender to execute the same counterpart hereof so long as Borrower and Lender each execute a counterpart hereof.

10. Governing Law. This Amendment and all transactions provided for in this Amendment will be governed by, interpreted and construed under and enforced pursuant to the laws of the State of Texas, without regard to its conflicts of laws provisions.

 11. Final Agreement. THE LOAN DOCUMENTS, AS AMENDED BY OR IN CONNECTION WITH THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signatures begin on the following page]

     IN WITNESS WHEREOF, the parties have executed this Amendment on 19 November 2008.

BORROWER:

Doral Energy Corp.,
a Nevada corporation

By: /s/ Paul Kirkitelos
Name: Paul Kirkitelos
Title: CEO

This is a signature page to the First Amendment to Credit Agreement

     IN WITNESS WHEREOF, the parties have executed this Amendment on 19 November 2008.

LENDER:

Macquarie Bank Limited,
a Bank incorporated in accordance with
the laws of Australia

By:	/s/ Katie Choi
Name:	Katie Choi
Title:	Division Director, Macquarie Bank Limited

By:	/s/ Robert McRobbie
Name:	Robert McRobbie
Title:	Division Director, Legal Risk Management

Attachments to this First Amendment:

Schedule 4.12: Debt

This is a signature page to the First Amendment to Credit Agreement

Schedule 4.12 Debt

Little Bay Consulting SA	$520,000

Green Show Investments Ltd.	$300,000